ATTACHMENT H

Attachment H is a table displaying the contracted rates by rate cell for each contracted region.				These rates will be the basis for calculating capitation payments in each contracted Region.
	Contracted Rates by Region
CMO NAME		Amerigroup
Rate Category		Atlanta	North	East	Southeast	Southwest
LIM/RSM/Refugee
	0 - 2 Months Male & Female	$1,104.24	$1,152.84	$1,049.52	$1,126.52	$1,110.28

	3 - 11 Months Male & Female	$177.85	$217.40	$202.50	$247.21	$227.72

	1 - 5 Years Male & Female	$106.42	$129.93	$114.88	$139.89	$150.95

	6 - 13 Years Male & Female	$110.25	$131.63	$108.55	$123.22	$125.95

	14 - 20 Years Female	$166.58	$220.61	$191.56	$216.47	$186.23

	14 - 20 Years Male	$129.78	$156.49	$112.19	$129.16	$119.13

	21 - 44 Years Female	$227.50	$295.81	$255.36	$291.88	$280.71

	21 - 44 Years Male	$255.65	$372.11	$293.03	$340.18	$315.01

	45+ Years Female	$388.74	$493.45	$429.41	$522.44	$498.66

	45+ Years Male	$481.46	$561.93	$561.93	$642.74	$566.68

PeachCare
	0 - 2 Months Male & Female	$202.95	$204.30	$205.49	$213.07	$203.45

	3 - 11 Months Male & Female	$181.55	$188.84	$188.84	$190.06	$190.06

	1 - 5 Years Male & Female	$109.87	$132.55	$121.21	$154.62	$165.91

	6 - 13 Years Male & Female	$131.20	$148.90	$132.76	$154.48	$152.27

	14 - 20 Years Female	$156.06	$190.61	$167.59	$186.58	$182.59

	14 - 20 Years Male	$144.31	$166.05	$138.84	$158.00	$151.26

Female Services
Breast and Cervical Cancer		$1,544.70	$1,623.60	$1,623.60	$1,637.93	$1,637.93

Maternity and Delivery Services		Unit Cost	Unit Cost	Unit Cost	Unit Cost	Unit Cost

Kick Payment		$5,796.63	$5,774.93	$5,821.47	$5,846.21	$5,709.09